UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 26, 2009

VIRTUAL RADIOLOGIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001 – 33815	27-0074530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5995 Opus Parkway, Suite 200, Minnetonka, Minnesota		55343
(Address of principal executive offices)		(Zip Code)

(952) 392-1100

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.  Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2009, Virtual Radiologic Corporation announced the resignation of Sean O. Casey, M.D., Chief Executive Officer and Chairman of the Board of Directors of the company, from his position as the Chief Executive Officer, and the appointment of Robert C. Kill, the company’s President and Chief Operating Officer, to the position of President and Chief Executive Officer pursuant to a leadership succession plan.  Dr. Casey will continue to hold his position as a director and non-executive Chairman of the Board.

In connection with Dr. Casey’s resignation, he entered into a Transition Agreement with the company (a copy of which has been filed as Exhibit 10.1 to this report and is incorporated herein by reference).  The Transition Agreement provides, among other things, as follows:

•                  Dr. Casey will receive monthly payments for his services as a director and non-executive Chairman of the Board in the aggregate amount of $210,000 per year and his current outstanding options shall continue to vest and be exercisable during his continued service as a director;

•                  Dr. Casey is also entitled to a severance payment of $420,000, payable in twelve consecutive monthly installments, if he is terminated as the Chairman of the Board for various reasons, including the company’s failure to nominate him for re-election to the Board;

•                  Dr. Casey’s employment agreement with the company terminated, with certain non-compete and non-solicit obligations continuing during his service as Chairman and for certain periods thereafter.

•                  The Agreement contains other benefits, including certain healthcare benefits for Dr. Casey and a $20,000 bonus in lieu of other bonuses Dr. Casey may have been entitled to;

•                  Dr. Casey will aid the company in various transition matters related to the company’s affiliated medical practices, and the company will indemnify Dr. Casey for certain liabilities related to the transitions; and

•                  Dr. Casey agreed to release the company from all claims he may have against the company, including those related to his employment with the company.

The summary of the Transition Agreement set forth above is qualified in its entirety by reference to the text of the Transition Agreement.

Mr. Kill, age 44, has served as the company’s President and Chief Operating Officer since May 2007. Prior to joining the company, Mr. Kill was President of Physician Systems for Misys Healthcare Systems, a provider of clinical and practice management software applications to physician practices, group practices, health systems and managed services organizations. Before joining Misys Healthcare Systems in 2002, Mr. Kill was Executive Vice President of Entertainment Publications, Inc., where he was employed from 1996 through 2001, and Vice President of Operations for Baxter Healthcare, where he was employed from 1986 through 1996. Mr. Kill received a Bachelor’s degree in Economics from the University of Notre Dame.

In connection with Mr. Kill’s appointment, the company entered into a Second Amendment to Employment Agreement, effective January 26, 2009, with Mr. Kill (a copy of which has been filed as Exhibit 10.2 to this report and is incorporated herein by reference).  The Second Amendment increases Mr. Kill’s annual base salary to $420,000, and his target bonus potential to 60% of his base salary amount.  On the effective date of his appointment, the company also granted Mr. Kill options to purchase 100,000 shares of common stock, and 40,000 shares of restricted stock under the terms of the company’s Equity Incentive Plan.  The options and restricted stock award vest in quarterly installments on each of the first four anniversaries of the grant date.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1

Transition Agreement, effective as of January 26, 2009, by and among Virtual Radiologic Corporation, Sean O. Casey, M.D., and, for solely the purposes of Section 1(f) thereof, Virtual Radiologic Professionals, LLC (filed herewith).

10.2	Second Amendment to Employment Agreement, effective as of January 26, 2009, between Virtual Radiologic Corporation and Robert C. Kill (filed herewith).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VIRTUAL RADIOLOGIC CORPORATION

Dated: January 29, 2009	By:	/s/ Michael J. Kolar
Name: Michael J. Kolar
Title: Vice President, General Counsel and Secretary

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VIRTUAL RADIOLOGIC CORPORATION

FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description

10.1

Transition Agreement, effective as of January 26, 2009, by and among Virtual Radiologic Corporation, Sean O. Casey, M.D., and, for solely the purposes of Section 1(f) thereof, Virtual Radiologic Professionals, LLC (filed herewith).

10.2	Second Amendment to Employment Agreement, effective as of January 26, 2009, between Virtual Radiologic Corporation and Robert C. Kill (filed herewith).